                                                                      EXHIBIT 12


                     RATIO OF EARNINGS TO FIXED CHARGES AND


           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES


                         AND PREFERRED STOCK DIVIDENDS




                                                                                   YEARS ENDED DECEMBER 31,
                                                              -------------------------------------------------------------------
                                                                PRO
                                                               FORMA
(IN MILLIONS, EXCEPT RATIOS)                                  1994(A)      1994        1993        1992        1991        1990
                                                              -------     -------     -------     -------     -------     -------
Consolidated operations:
  Income before income tax expense, accounting changes, and
    preferred stock dividends..............................   $   940     $   802(b)  $   602(c)  $   775     $   678     $   836
  Fixed charges deducted from income
    Interest expense
      Consolidated.........................................       584         526         483         508         565         607
      Relating to real estate operations...................         -           -           5           8           3           1
    Implicit interest in rents.............................        16          16          15          13          13          12
    Preferred dividend of wholly-owned subsidiary..........         -           -           -           -           -           6
                                                              -------     -------     -------     -------     -------     -------
        Total fixed charges deducted from income...........       600         542         503         529         581         626
                                                              -------     -------     -------     -------     -------     -------
          Earnings available for fixed charges.............   $ 1,540     $ 1,344     $ 1,105     $ 1,304     $ 1,259     $ 1,462
                                                              =======     =======     =======     =======     =======     =======
  Fixed charges per above..................................   $   600     $   542     $   503     $   529     $   581     $   626
  Capitalized interest relating to real estate
    operations.............................................        18          18          15          21          31          39
                                                              -------     -------     -------     -------     -------     -------
    Total fixed charges....................................       618         560         518         550         612         665
    Preferred stock dividends..............................        14           -           -           -           -           -
                                                              -------     -------     -------     -------     -------     -------
          Total fixed charges and preferred stock
            dividends......................................   $   632     $   560     $   518     $   550     $   612     $   665
                                                              =======     =======     =======     =======     =======     =======
          Ratio of earnings to fixed charges...............       2.5         2.4         2.1         2.4         2.1         2.2
                                                              =======     =======     =======     =======     =======     =======
          Ratio of earnings to combined fixed charges and
            preferred stock dividends......................       2.4
                                                              =======
Consolidated operations, corporate fixed charges and
  preferred stock dividends only:
  Income before income tax expense, accounting changes, and
    preferred stock dividends..............................   $   940     $   802(b)  $   602(c)  $   775     $   678     $   836
  Corporate fixed charges deducted from income
    Corporate interest expense.............................       179         121         121         126         140         191
                                                              -------     -------     -------     -------     -------     -------
          Earnings available for fixed charges.............   $ 1,119     $   923     $   723     $   901     $   818     $ 1,027
                                                              =======     =======     =======     =======     =======     =======
  Total corporate fixed charges per above..................   $   179     $   121     $   121     $   126     $   140     $   191
  Preferred stock dividends................................        14           -           -           -           -           -
                                                              -------     -------     -------     -------     -------     -------
          Total fixed charges and preferred stock
            dividends......................................   $   193     $   121     $   121     $   126     $   140     $   192
                                                              =======     =======     =======     =======     =======     =======
          Ratio of earnings to corporate fixed charges.....       6.2         7.6         6.0         7.2         5.8         5.3
                                                              =======     =======     =======     =======     =======     =======
          Ratio of earnings to combined corporate
            fixed charges and preferred stock dividends....       5.6
                                                              =======
American General Finance, Inc.:
  Income before income tax expense, accounting changes, and
    preferred stock dividends..............................   $   392     $   392     $   337     $   250     $   208     $   191
  Fixed charges deducted from income
    Interest expense.......................................       416         416         380         398         440         452
    Implicit interest in rents.............................        11          11          10           9           9           9
    Preferred dividend of wholly-owned subsidiary..........         -           -           -           -           -           6
                                                              -------     -------     -------     -------     -------     -------
        Total fixed charges deducted from income...........       427         427         390         407         449         467
                                                              -------     -------     -------     -------     -------     -------
          Earnings available for fixed charges.............   $   819     $   819     $   727     $   657     $   657     $   658
                                                              =======     =======     =======     =======     =======     =======
          Ratio of earnings to fixed charges...............       1.9         1.9         1.9         1.6         1.5         1.4
                                                              =======     =======     =======     =======     =======     =======


- ---------------


(a) Assuming the American Franklin Company ("AFC") and Western National Corporation acquisitions and the proposed AFC permanent financing had been effective as of January 1, 1994. See American General's Current Report on Form 8-K dated May 9, 1995 incorporated herein by reference.


(b) Includes net realized investment losses of $114 million primarily due to the capital gains offset program. See "Significant Events -- Capital Gains Offset Program" within Item 7 of American General's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 incorporated herein by reference.


(c) Includes $300 million write-down of goodwill. See "Significant
    Events -- 1993 Significant Events" within Item 7 and Note 1.7 within Item 8 of American General's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 incorporated herein by reference.

                                                                    EXHIBIT 12.1



                     RATIO OF EARNINGS TO FIXED CHARGES AND


           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES


                         AND PREFERRED STOCK DIVIDENDS




                                                                    THREE MONTHS ENDED MARCH 31,
                                                                    ----------------------------
                                                                      PRO
                                                                     FORMA
(IN MILLIONS, EXCEPT RATIOS)                                        1995(A)    1995       1994
                                                                    -------    -----      -----
Consolidated operations:
  Income before income tax expense and preferred stock
     dividends....................................................  $ 282      $ 272(b)   $ 253
  Fixed charges deducted from income
     Interest expense
       Consolidated...............................................    167        164        121
       Relating to real estate operations.........................      1          1         (1)
     Implicit interest in rents...................................      4          4          4
                                                                    -----      -----      -----
          Total fixed charges deducted from income................    172        169        124
                                                                    -----      -----      -----
            Earnings available for fixed charges..................  $ 454      $ 441      $ 377
                                                                    =====      =====      =====
  Fixed charges per above.........................................  $ 172      $ 169      $ 124
  Capitalized interest relating to real estate operations.........      5          5          4
                                                                    -----      -----      -----
     Total fixed charges..........................................    177        174        128
     Preferred stock dividends....................................      4          -          -
                                                                    -----      -----      -----
            Total fixed charges and preferred
               stock dividends....................................  $ 181      $ 174      $ 128
                                                                    =====      =====      =====
            Ratio of earnings to fixed charges....................    2.6        2.5        3.0
                                                                    =====      =====      =====
            Ratio of earnings to combined fixed charges and
                preferred stock dividends.........................    2.5
                                                                    =====
Consolidated operations, corporate fixed charges and preferred stock dividends only:
  Income before income tax expense and preferred stock
     dividends....................................................  $ 282      $ 272(b)   $ 253
  Corporate fixed charges deducted from income
     Corporate interest expense...................................     45         42         31
                                                                    -----      -----      -----
            Earnings available for fixed charges..................  $ 327      $ 314      $ 284
                                                                    =====      =====      =====
  Total corporate fixed charges per above.........................  $  45      $  42      $  31
  Preferred stock dividends.......................................      4          -          -
                                                                    -----      -----      -----
            Total fixed charges and preferred stock dividends.....  $  49      $  42      $  31
                                                                    =====      =====      =====
            Ratio of earnings to corporate fixed charges..........    7.3        7.6        9.3
                                                                    =====      =====      =====
            Ratio of earnings to combined corporate fixed charges
                and preferred stock dividends.....................    6.4
                                                                    =====
American General Finance, Inc.:
  Income before income tax expense................................  $  96      $  96      $  86
  Fixed charges deducted from income
     Interest expense.............................................    125        125         93
     Implicit interest in rents...................................      3          3          3
                                                                    -----      -----      -----
          Total fixed charges.....................................    128        128         96
                                                                    -----      -----      -----
            Earnings available for fixed charges..................  $ 224      $ 224      $ 182
                                                                    =====      =====      =====
            Ratio of earnings to fixed charges....................    1.8        1.8        1.9
                                                                    =====      =====      =====


- ---------------

(a) Assuming the AFC acquisition and proposed permanent financing had been effective as of January 1, 1994. See American General's Current Report on Form 8-K dated May 9, 1995 incorporated herein by reference.


(b) Includes two months of operations for AFC, which was acquired January 31, 1995.